UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2020

CirTran Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-49654	68-0121636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6360 S Pecos Road, Suite 8
Las Vegas, NV	89120
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(801) 963-5112

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01—OTHER EVENTS

We are filing this Current Report on Form 8-K to indicate our reliance on the Order of the U.S. Securities and Exchange Commission (Release No. 34-88465), which provides conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (COVID-19) outbreak.

We were unable to prepare and file our Annual Report on Form 10-K for the year ended December 31, 2019, in March 2020, because our executive team and contract outside accountant were dislocated and delayed as they began working remotely in a “shelter-at-home” environment in response to the COVID-19 pandemic. These difficulties were further exacerbated by a 5.7 Richter scale earthquake and persistent ongoing aftershocks in the Salt Lake Valley during March 2020. See Current Report on Form 8-K filed March 30, 2020.

Because we have not yet completed our audited yearend financial statements and filed our annual report, we have not been able to prepare our financial statements and corresponding quarterly report for the quarter ended March 31, 2020.

Accordingly, in reliance upon the SEC’s Order, we have elected to rely on the conditional filing relief provided under the SEC’s Order in connection with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and expect to file this report approximately 45 days after May 15, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CirTran Corporation

Dated: May 14, 2020	By:	/s/ Iehab J. Hawatmeh
Iehab J. Hawatmeh
Chief Executive Officer

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